JOINT FILING AGREEMENT


This JOINT FILING AGREEMENT is made and entered into by and among Iridian Asset Management LLC, The Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc., and BIAM (US) Inc.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursunat to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of Verigy Ltd., that are requireed to be reportd on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

Date: February 5, 2007



                              IRIDIAN ASSET MANAGEMENT LLC

                              By: /s/    Jeffrey M. Elliott
                                   ----------------------------------
                                       Jeffrey M. Elliott
                                       Executive Vice President


                              THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                             By:   /s/   John Clifford
                                   ----------------------------------
                                        John Clifford
                                        Group Secretary


                              BIAM HOLDINGS

                             By:   /s/   Sean O'Dwyer
                                   ----------------------------------
                                        Sean O'Dwyer
                                        Director


                              BANCIRELAND (US) HOLDINGS, INC.

                              By:  /s/   Diane Morrison
                                    ----------------------------------
                                        Diane Morrison
                                        Director

                              BIAM (US) INC.

                              By:  /s/   Diane Morrison
                                    ----------------------------------
                                        Diane Morrison
                                        Director